                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 12, 2006
                        (Date of earliest event reported)

                                   ----------

                           ARLINGTON HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

               Delaware                                 0-15291                              36-3312434
    (State or other jurisdiction of              (Commission File No.)            (IRS Employer Identification No.)
            incorporation)

                        2355 South Arlington Heights Road
                                    Suite 400
                        Arlington Heights, Illinois 60005
                    (Address of Principal Executive Offices)

                                 (847) 228-5400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On January 12, 2006, Arlington Hospitality, Inc. and its subsidiaries and affiliates (the "Debtors") completed the sale of substantially all of their assets to Sunburst Hotel Holdings, Inc. and certain of its affiliates (collectively, "Sunburst") and SJB Equities, Inc. and its affiliates (collectively, "SJB"), each of which are unaffiliated with one another and with Arlington Hospitality Inc., pursuant to separate asset purchase agreements. Pursuant to the respective purchase agreements, (1) Sunburst purchased substantially all of the assets of Debtors and assumed certain agreements including the development agreement, royalty sharing agreement, and individual hotel franchise agreements between Arlington Hospitality, Inc. and affiliates of Cendant (the "Cendant Agreements") but excluding two wholly owned hotels, those assets being purchased by, and contracts being assumed by, SJB and Arlington Hospitality Inc.'s corporate headquarters office building; and (2) SJB purchased Debtors' ownership interests in four hotel joint ventures, and assumed certain contracts and agreements, including the construction contracts for an AmeriHost Inn hotel being built in Columbus, Ohio. The total consideration for the sale of the assets, and the assumption of the agreements pursuant to the purchase agreements, was approximately $28.1 million, comprised of $9.5 million in cash and the assumption of mortgage debt of approximately $18.6 million on the purchased hotel assets. In addition, Cendant Corporation (NYSE: CD) consented to Arlington Hospitality, Inc.'s assignment of, and Sunburst's assumption of, the Cendant Agreements.

         Sunburst declined to purchase the two hotel assets as permitted under the purchase agreement, and as a result, both hotels where immediately turned over by the company to the mortgage lender, PMC Commercial Trust ("PMC"). In addition, upon the closing of the purchase transactions, Arlington rejected its twelve remaining hotel leases with PMC and is in the process of relinquishing possession of these hotels.

         There is no material relationship between Arlington Hospitality, Inc. or any of its affiliates or any officer or director of Arlington Hospitality, Inc., on the one hand, and Sunburst or SJB, on the other hand.

         The Debtors are is in the process of evaluating claims, and attempting to sell Arlington Hospitality, Inc.'s corporate headquarters office building located in Arlington Heights, IL, so that they may propose a liquidation plan to the U.S. Bankruptcy Court for the Northern District of Illinois (the "Court") as soon as practicable. It is unlikely that shareholders of Arlington Hospitality, Inc. will receive a cash distribution pursuant to any liquidation plan filed with the Court since any remaining cash will be used to settle creditors' claims and pay administrative costs of the bankruptcy proceeding.

         The Asset Purchase Agreement by and among Debtors and Sunburst was previously filed as Exhibit 2.1 to the Form 8-K of Arlington Hospitality, Inc. filed on October 31, 2005, as amended by Amendment No. 1 to the Asset Purchase Agreement by and among Debtors and Sunburst, filed as Exhibit 2.1 to the Form 8-K of Arlington Hospitality, Inc. filed on December 13, 2005. The Joint Venture Purchase Agreement by and among Debtors and SJB, as amended by Amendment No. 1 to the Joint Venture Purchase Agreement by and among Debtors and SJB, was previously filed as Exhibit 2.2 and Exhibit 2.3, respectively.

         Arlington Hospitality Inc.'s press release dated January 18, 2006 announcing, among other things, the sale of the assets is attached hereto as
Exhibit 99.1. A complete listing of all motions filed and orders issued in the bankruptcy case relating to the Debtors may be accessed through the United States Bankruptcy Court for the Northern District of Illinois pacer system (https://ecf.ilnb.uscourts.gov/) using case number 05-B34885 and associated cases.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

    EXHIBIT      DESCRIPTION
    -------      -----------
     99.1        Press Release of Arlington Hospitality, Inc. dated January 18, 2006.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE: January 18, 2006


                                  Arlington Hospitality, Inc.
                                  (Registrant)

                                  By: /s/ James B. Dale
                                      --------------------------------------
                                      James B. Dale
                                      Interim Chief Executive Officer, Senior
                                      Vice President and Chief Financial Officer

                                  EXHIBIT INDEX


    EXHIBIT      DESCRIPTION
    -------      -----------
     99.1        Press Release of Arlington Hospitality, Inc. dated
                 January 18, 2006.